As filed with the Securities and Exchange Commission on May 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTBRIDGE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	91-1975651
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address, including zip code, of principal executive offices)

Lightbridge Corporation 2020 Omnibus Incentive Plan

(Full title of the plans)

Seth Grae

President and CEO

Lightbridge Corporation

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(571) 730-1200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kevin K. Greenslade

Hogan Lovells US LLP

8350 Broad St.

17th Floor

Tyson, VA 22102

(703) 610-6189

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Lightbridge Corporation, a Nevada corporation (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-254717) and post-effective amendments to existing Registration Statements on Form S-8 (File Nos. 333-229138, 333-135842 and 333-218796) with the Securities and Exchange Commission (the “Commission”) on March 25, 2021 (collectively, the “Original Filings”) and Registration Statements on Form S-8 (File Nos. 333-274743 and 333-279964) on September 28, 2023 and June 5, 2024 (collectively with the Original Filings, the “Prior Filings”), in connection with the Lightbridge Corporation 2020 Omnibus Incentive Plan, as amended and restated (together with previous versions of such plan, the “Plan”). This Registration Statement on Form S-8 registers 3,100,000 additional shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), to be issued pursuant to the Plan, of which 2,500,000 of such shares were approved by the Registrant’s shareholders on May 8, 2025 in connection with an increase to the Plan size, and 600,000 of such shares were previously approved and have been returned (or forecasted to be returned) to the Plan upon forfeiture. The contents of the Prior Filings, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 3, 2025;

(b)

The portions of the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on March 24, 2025, that are incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 12, 2025;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 17, 2025, January 23, 2025, March 3, 2025, March 21, 2025 and May 9, 2025; and

(c)

The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A filed on July 18, 2006, as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 3, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit Number	Description
4.1	Lightbridge Corporation 2020 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on May 9, 2025).

4.2	Articles of Incorporation of Lightbridge Corporation, as amended through May 8, 2025 (incorporated by reference to Exhibit 3.3 to the Form 10-Q filed by the Company on May 12, 2025).

4.3	Amended and Restated Bylaws of Lightbridge Corporation, as amended through November 4, 2021 (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed by the Company on November 8, 2021).

5.1*	Opinion of Gary R. Henrie, Esq.

23.1*	Consent of BDO USA, P.C.

23.2*	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1).

24*	Power of Attorney (included on signature page hereto).

107*	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on the 16th day of May, 2025.

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	President, Chief Executive Officer and Chairman

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Seth Grae and Larry Goldman, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2025.

Signature	Title

/s/ Seth Grae	President, Chief Executive Officer and Chairman (Principal Executive Officer)
Seth Grae

/s/ Larry Goldman	Chief Financial Officer (Principal Financial and Accounting Officer)
Larry Goldman

/s/ Sweta Chakraborty	Director
Sweta Chakraborty

/s/ Jesse Funches	Director
Jesse Funches

/s/ Sherri Goodman	Director
Sherri Goodman

/s/ Daniel B. Magraw	Director
Daniel B. Magraw

/s/ Mark Tobin	Director
Mark Tobin

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